EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Datawatch Corporation Reports Results for Second Quarter 2010

Chelmsford, MA – May 6, 2010 - Datawatch Corporation (NASDAQ-CM: DWCH ), a leader in Business Intelligence (BI), today announced results for its second quarter ended March 31, 2010.

Revenues for the quarter ended March 31, 2010 were $4,571,000, as compared to $5,092,000 for the quarter ended March 31, 2009.  Net loss for the second quarter of fiscal 2010 was $(97,000), or $(0.02) per diluted share, as compared to net loss of $(5,854,000), or $(0.99) per diluted share, for the second quarter of fiscal 2009.  Revenues for the six months ended March 31, 2010 were $8,806,000 as compared to $10,294,000 for the six months ended March 31, 2009.  Net loss for the six months ended March 31, 2010 was $(297,000), or $(0.05) per diluted share, as compared to net loss of $(5,469,000), or $(0.92) per diluted share, for the six months ended March 31, 2009.  The results for the three and six months ended March 31, 2009 include a $6.4 million goodwill and trademark impairment charge.

As of March 31, 2010, the Company had $6,337,000 in net cash and cash equivalents, an increase of $457,000, or 8 percent, compared to December 31, 2009.

Commenting on the second quarter results, President and CEO Ken Bero said, “While the quarterly loss was a disappointment, the overall business climate seems to be improving.  Monarch sales showed a quarter on quarter increase which we haven’t seen for 18 months.  Our channel sales remained strong throughout Q2 in both the United States and in Europe, Middle East and Africa (EMEA).  We had several large customer orders for our new Monarch V10.5 product as well as an increase to the training backlog.  For our desktop business, these indicators were positive.  In addition, we had a strong enterprise quarter.”

While revenues for the current quarter increased over those of the first quarter of fiscal 2010, expenses did as well.  “During the second quarter, we ended our business management arrangement with Avanquest for our EMEA Monarch business,” added Bero.  “Over the past year, we’ve analyzed the Avanquest management fee structure and decided that the timing was right to bring this part of the operation back in house and run it directly.  In addition to the non-recurring legal expenses related to the termination of this contract, Datawatch incurred a substantial rate increase and second quarter payment for Massachusetts state unemployment taxes for 2009 headcount reductions.  The maximum payroll levels associated with the increased tax levies were reached during the quarter.  Finally, Q2 expenses were impacted by our higher marketing spend along with higher royalty and commission payouts.”

“We continue to proactively manage our business and its expenses, implementing changes as necessary in order to quickly return to profitability.  We believe that the changes in EMEA regarding our Monarch business are strategic, and will pay dividends going forward.  Finally, the Company has a solid, growing cash position with no debt on the balance sheet.”

As previously announced, Datawatch will host a live webcast to discuss its second quarter results today at 2:00 p.m. (EDT).  The webcast can be accessed at: http://www.investorcalendar.com/IC/CEPage.asp?ID=157276. Please register at least 15 minutes early to download any necessary audio software.  An archive of the broadcast will be available for 30 days at the same location.

ABOUT DATAWATCH CORPORATION

Datawatch Corporation (NASDAQ-CM: DWCH), a leader in Business Intelligence (BI), helps companies make better decisions and solve business problems by simplifying access to and analysis of information. Unique among BI vendors, Datawatch transforms the massive amounts of data and documents generated inside or outside a company into actionable insight, without any changes needed to existing systems. Datawatch customers benefit from the right information, in the right context, at the right time. More than 40,000 organizations worldwide rely on Datawatch products including its market-leading Monarch report and data mining solutions. Datawatch is based in Chelmsford, Mass., with offices in London, Sydney and Manila. For more information, visit www.datawatch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements, including but not limited to those relating to results of operations net of any impairment charges, contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: risks associated with the uncertainty of the current economic climate; risks associated with fluctuations in quarterly operating results; Datawatch's dependence on its principal products; risks associated with international sales and operations; risks associated with distributor sales; risks associated with acquisitions; an unfavorable result in any litigation; market acceptance of new products; dependence on the introduction of new products and possible delays in those introductions. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from time to time with the Securities and Exchange Commission, including but not limited to, those appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2009 and Form 10-Q for the quarter ended December 31, 2009. Any forward-looking statements should be considered in light of those factors.

# # #

Investor Contact:
Datawatch Investor Relations
investor@datawatch.com
Phone: (978) 441-2200 ext. 8323
Media Contacts:
Lisa G. Kilpatrick	Jena Coletti
Manager, Marketing Communications & Public Relations	Greenough Communications
lisa_kilpatrick@datawatch.com	617-275-6528
Phone: (978) 441-2200, ext. 8240	jcoletti@greenoughcom.com
Fax: (978) 453-4443

© 2010 Datawatch Corporation. Datawatch, Monarch and their respective logos are trademarks or registered trademarks of Datawatch Corporation in the United States and/or other countries. All other names are trademarks or registered trademarks of their respective companies.

 DATAWATCH CORPORATION
 Condensed Consolidated Statements of Operations
 Amounts in Thousands (except per share data)
 (Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2010	2009	2010	2009

REVENUE:
Software licenses and subscriptions	$2,593	$2,973	$4,759	$5,813
Maintenance and services	1,978	2,119	4,047	4,481
Total revenue	4,571	5,092	8,806	10,294

COSTS AND EXPENSES:
Cost of software licenses and subscriptions	648	531	1,222	1,061
Cost of maintenance and services	747	834	1,506	1,707
Sales and marketing	1,588	1,854	3,135	3,515
Engineering and product development	710	585	1,419	1,298
General and administrative	970	1,018	1,806	2,184
Impairment of goodwill and other intangibles	—	6,401	—	6,401
Total costs and expenses	4,663	11,223	9,088	16,166

LOSS FROM OPERATIONS	(92)	(6,131)	(282)	(5,872)
Other income, net of expenses	1	(7)	(1)	163

LOSS BEFORE INCOME TAXES	(91)	(6,138)	(283)	(5,709)
Income tax (benefit) provision	6	(284)	14	(240)

NET LOSS	$(97)	$(5,854)	$(297)	$(5,469)

Net loss per share - Basic	$(0.02)	$(0.99)	$(0.05)	$(0.92)

Net loss per share - Diluted	$(0.02)	$(0.99)	$(0.05)	$(0.92)

Weighted Average Shares Outstanding - Basic	5,930	5,916	5,928	5,915

Weighted Average Shares Outstanding - Diluted	5,930	5,916	5,928	5,915

 DATAWATCH CORPORATION
 Condensed Consolidated Balance Sheets
 Amounts in Thousands
 (Unaudited)

	March 31,	September 30,
	2010	2009

Cash and cash equivalents	$6,337	$5,649
Accounts receivable, net	2,409	2,968
Prepaid expenses and other current assets	520	405
Total current assets	9,266	9,022

Property and equipment, net	413	498
Intangible and other assets, net	1,984	2,523

	$11,663	$12,043

Accounts payable and accrued expenses	$2,541	$2,676
Deferred revenue - current portion	3,822	3,719
Total current liabilities	6,363	6,395

Total long-term liabilities	377	482

Total shareholders' equity	4,923	5,166

	$11,663	$12,043